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WEST CORPORATION AND SUBSIDIARIES                                  EXHIBIT 21.01

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                                              STATE OF
NAME                                          ORGANIZATION       DBAS                                 DBA STATE
West Corporation                              Delaware           West Corporation (Delaware)          NE, MN
West International Corporation                Delaware           None
West Facilities Corporation                   Delaware           Delaware Facilities Corporation      TX
West Business Services, LP                    Delaware           Dakotah                              AR, FL, GA, ID, IL, KY, TX, WA
                                                                 West Business Services
                                                                 Limited Partnership                  WY
                                                                 West Telemarketing Corporation
                                                                 Outbound                             CA
                                                                 West BPO, Limited Partnership        NH
West Contact Services, Inc.                   Philippines        None
Jamaican Agent Services Limited               Jamaica            None
West Asset Management, Inc.                   Delaware           WAM West Asset Management, Inc.      PA, TX, NH

West Interactive Corporation                  Delaware           None
West Direct, Inc.                             Delaware           Legal Rewards                        CT, NE
                                                                 Major Savings                        CT, NE
                                                                 Savings Direct                       CT, NE
                                                                 TeleConference USA                   CO, CT, GA, NE, TX
InterCall, Inc.                               Delaware           Conferencecall.com                   IL, TX
                                                                 ECI Conference Call Services         NJ
                                                                 West Conferencing Services, Inc.     TX
                                                                 InterCall Teleconferencing, Inc.     NJ
Northern Contact, Inc.                        Delaware           None
West Telemarketing Corporation II             Delaware           None
West Telemarketing Canada, ULC                Canada             None
Attention Funding Corporation                 Delaware           None
Attention Funding Trust                       Delaware           None
InterCall Telecom Ventures, LLC               Delaware           None                                 TX
InterCall, Inc. (Canada)                      Canada             None
InterCall Australia Pty. Ltd.                 Australia          None
InterCall Singapore Pte. Ltd.                 Singapore          None
InterCall Hong Kong Limited                   Hong Kong          None
InterCall Asia Pacific Holdings Pty. Ltd.     Australia          None
InterCall New Zealand Limited                 New Zealand        None
InterCall Conferencing Services, Ltd.         United Kingdom     None
Legal Connect Limited                         United Kingdom     None
InterCall Japan KK                            Japan              None
West Transaction Services, LLC                Delaware           None
West Transaction Services II, LLC             Delaware           None
Centracall Limited                            United Kingdom     None
Conferencecall Services India
Private Limited                               India              None
BuyDebtCo, LLC                                Nevada             None
West Asset Purchasing, LLC                    Nevada             None
The Debt Depot, LLC                           Delaware           None
Worldwide Asset Purchasing, LLC               Nevada             None
West Receivable Services, Inc.                Delaware           None
Asset Direct Mortgage, LLC                    Delaware           None
West Telemarketing, LP                        Delaware           None
Worldwide Asset Purchasing II, LLC            Nevada             None
bmd wireless AG                               Switzerland        None
Cosmosis Corporation                          Colorado           None
InPulse Response Group, Inc.                  Arizona            None
InterCall Deutschland GmbH                    Germany            None
Intrado Communications Inc.                   Delaware           None
Intrado Communications of Virginia Inc.       Virginia           None
Intrado Inc.                                  Delaware           None
Intrado International Limited                 Ireland            None
Intrado International Singapore Ptd. Ltd.     Singapore          None
Intrado International, LLC                    Delaware           None
Intrado Technology (China) Co. Ltd.           China              None
Stargate Management                           Colorado           None
West Education Foundation                     Nebraska           None
West Healthcare Receivable
Management, Inc.                              Nevada             None
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